                                                                    EXHIBIT 99.3

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                            PAGE
                                                                                            ----
 Independent Auditors' Report                                                                F-1

 Consolidated Balance Sheets as of December 29, 2001 and December 30, 2000                   F-2

 Consolidated Statements of Operations for the Years Ended December 29, 2001,
 December 30, 2000 and January 1, 2000                                                       F-3

 Consolidated Statements of Comprehensive Income (Loss) for the Years Ended
 December 29, 2001, December 30, 2000 and January 1, 2000                                    F-4

 Consolidated Statements of Stockholders' Equity for the Years Ended December 29, 2001,
 December 30, 2000 and January 1, 2000                                                       F-5

 Consolidated Statements of Cash Flows for the Years Ended December 29, 2001,
 December 30, 2000 and January 1, 2000                                                       F-6

 Notes to Consolidated Financial Statements                                                  F-7


                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of Innoveda, Inc.:

           We have audited the accompanying consolidated balance sheets of Innoveda, Inc. and subsidiaries as of December 29, 2001 and December 30, 2000, and the related consolidated statements of operations, comprehensive income
(loss), stockholders' equity (deficiency), and cash flows for each of the three years in the period ended December 29, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

           We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Innoveda, Inc. and subsidiaries as of December 29, 2001 and December 30, 2000, and the results of their operations, their comprehensive income (loss) and their cash flows for each of the three years in the period ended December 29, 2001 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
January 28, 2002

INNOVEDA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 29, 2001 AND DECEMBER 30, 2000
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                         DECEMBER 29, 2001    DECEMBER 30, 2000
                                                         -----------------    -----------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                    $  7,704             $ 20,799
Accounts receivable (less allowances of $1,876 at              21,876               27,260
      December 29, 2001 and $2,034 at December 30, 2000)
Prepaid expenses and other current assets                       2,511                2,800
Income taxes receivable                                         1,233                   --
Deferred income taxes                                           3,960                6,626
                                                             --------             --------
           Total current assets                                37,284               57,485
                                                             --------             --------

PROPERTY AND EQUIPMENT:
Equipment                                                      19,703               18,887
Furniture and fixtures                                          1,359                1,394
                                                             --------             --------
           Total property and equipment                        21,062               20,281
Less accumulated depreciation                                  16,212               12,639
                                                             --------             --------
PROPERTY AND EQUIPMENT, NET                                     4,850                7,642
                                                             --------             --------
OTHER ASSETS:
Capitalized software costs, net                                 2,342                2,358
Purchased technology and other intangibles, net                25,404               62,198
Goodwill and other assets, net                                  2,412               12,941
                                                             --------             --------
           Total other assets                                  30,158               77,497
                                                             --------             --------
TOTAL                                                        $ 72,292             $142,624
                                                             ========             ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Note payable - current portion                               $  4,000             $  3,550
Current portion of capital lease obligations                      270                  548
Accounts payable                                                3,648                3,652
Accrued compensation                                            6,048                8,296
Accrued expenses                                               12,074               12,269
Deferred revenue                                               20,776               24,514
                                                             --------             --------
           Total current liabilities                           46,816               52,829
                                                             --------             --------
LONG-TERM LIABILITIES:
Note payable - long-term portion                                1,750                5,750
Deferred tax liability                                         10,013               27,642
Capital lease obligations                                          --                  250
Other long term liabilities                                     1,322                1,553
                                                             --------             --------
           Total long-term liabilities                         13,085               35,195
                                                             --------             --------

STOCKHOLDERS' EQUITY:
Preferred stock, $0.01 par value; authorized 5,000 in 2001         --                   --
      and 2000, none issued or outstanding
Common stock, $0.01 par value, 100,000 authorized, 40,271         403                  393
      outstanding at December 29, 2001, 39,347 outstanding at
           December 30, 2000
Additional paid-in capital                                    117,440              116,047
Accumulated deficit                                          (101,650)             (59,013)
Accumulated other comprehensive income (loss)                    (681)                  50
Notes from stockholders                                          (932)                (932)
Treasury stock, at cost, 550 shares in 2001, 341 shares        (1,663)                (832)
      in 2000
Deferred compensation                                            (526)              (1,113)
                                                             ---------           ---------
           Total stockholders' equity                           12,391              54,600
                                                             ---------           ---------
TOTAL                                                        $  72,292           $ 142,624
                                                             =========           =========

See notes to consolidated financial statements.

INNOVEDA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 29, 2001, DECEMBER 30, 2000 AND JANUARY 1, 2000 (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                 YEAR ENDED
                                                  ----------------------------------------
                                                  DECEMBER 29,   DECEMBER 30,   JANUARY 1,
                                                     2001            2000          2000
                                                  -----------    -----------    ----------
REVENUE:
Software                                           $  44,466      $  49,618      $  23,853
Services and other                                    46,951         40,241         29,646
                                                   ---------      ---------      ---------
       Total revenue                                  91,417         89,859         53,499
                                                   ---------      ---------      ---------
COSTS AND EXPENSES:
Cost of software(1)                                    6,753          7,816          5,986
Cost of services and other(1)                         11,106          8,592          6,387
Selling and marketing(1)                              41,118         33,689         22,479
Research and development(1)                           26,661         22,588         11,322
General and administrative(1)                          7,865          7,099          3,942
Amortization of intangibles                           14,415         10,335            670
Amortization of stock compensation                       587            588            531
In process research and development                       --          5,453             --
Impairment of intangible assets                       32,945             --             --
Restructuring and merger costs                         5,865          2,736             --
                                                   ---------      ---------      ---------
       Total operating expenses                      147,315         98,896         51,317
                                                   ---------      ---------      ---------
INCOME (LOSS) FROM OPERATIONS                        (55,898)        (9,037)         2,182
                                                   ---------      ---------      ---------
OTHER INCOME (EXPENSE):
Interest income                                          413          1,051            101
Interest expense                                        (531)        (1,143)        (1,339)
Other, net                                              (320)          (230)          (404)
                                                   ---------      ---------      ---------
       Other expense, net                               (438)          (322)        (1,642)
                                                   ---------      ---------      ---------

INCOME (LOSS) BEFORE INCOME TAXES                    (56,336)        (9,359)           540

PROVISION (BENEFIT) FOR INCOME TAXES                 (13,699)         1,809            281
                                                   ---------      ---------      ---------
NET INCOME (LOSS)                                  $ (42,637)     $ (11,168)     $     259
                                                   =========      =========      =========

EARNINGS (LOSS) PER SHARE:
Net income (loss) per common share -- basic        $   (1.09)     $   (0.40)     $    0.07
                                                   =========      =========      =========
Net income (loss) per common share -- diluted      $   (1.09)     $   (0.40)     $    0.02
                                                   =========      =========      =========
Weighted-average shares outstanding -- basic          39,224         28,252          3,938
                                                   =========      =========      =========
Weighted-average shares outstanding -- diluted        39,224         28,252         15,586
                                                   =========      =========      =========

(1) Excludes noncash amortization of stock-based compensation as follows:

Cost of software                                   $       5      $       5      $       5
Cost of services and other                                43             43             39
Selling and marketing                                    116            116            105
Research and development                                 212            212            191
General and administrative                               211            212            191
                                                   ---------      ---------      ---------
                                                        $587           $588           $531
                                                   =========      =========      =========

See notes to consolidated financial statements.

INNOVEDA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
YEARS ENDED DECEMBER 29, 2001, DECEMBER 30, 2000 AND JANUARY 1, 2000 (IN THOUSANDS)


                                                                   YEAR ENDED
                                             ------------------------------------------------------
                                             DECEMBER 29, 2001  DECEMBER 30, 2000   JANUARY 1, 2000
                                             -----------------  -----------------   ---------------
Net Income (Loss)                                 $(42,637)        $(11,168)          $    259

Foreign Currency Translation Adjustments              (572)            (239)               151
Fair Value Adjustment of Interest Rate Swap           (159)              --                 --
                                                  --------         --------           --------
Comprehensive Income (Loss)                       $(43,368)        $(11,407)          $    410
                                                  ========         ========           ========


See notes to consolidated financial statements.

INNOVEDA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
YEARS ENDED DECEMBER 29, 2001, DECEMBER 30, 2000 AND JANUARY 1, 2000 (IN THOUSANDS)

                                                                                                                  ACCUMULATED
                                                                                                   RETAINED         OTHER
                                                                       STOCK        ADDITIONAL    EARNINGS      COMPREHENSIVE
                                                         COMMON         PAR          PAID-IN     (ACCUMULATED       INCOME
                                                         SHARES        VALUE         CAPITAL       DEFICIT)        (LOSS)
                                                         ------      ---------      ---------     -----------   --------------
BALANCE, JANUARY 2, 1999                                  3,966      $       4      $   1,918      $ (48,104)     $   138

Issuance of common stock                                  1,124              1          1,482             --           --
Compensation related to stock options                        --             --            431             --           --
Amortization of stock compensation                           --             --             --             --           --
Foreign currency translation adjustment                      --             --             --             --          151
Exercise of stock options                                 2,879              3            946             --           --
Net income                                                   --             --             --            259           --
                                                       --------         ------      ---------      ---------      -------
BALANCE, JANUARY 1, 2000                                  7,969      $       8      $   4,777      $ (47,845)     $   289

Exercise of stock options                                   545              5            737             --           --
Issuance of stock under ESPP                                 86              1            196             --           --
Amortization of stock compensation                           --             --             --             --           --
Conversion of preferred shares to common stock           16,000            160             --             --           --
Effect of adjustment to Summit acquisition
exchange ratio                                           (7,715)           (77)            --             --           --
Shares issued in connection with merger of
Innoveda and Summit                                      15,989            231         80,734             --           --
Options granted for Summit merger                            --             --          4,882             --           --
Options granted under PADS acquisition                       --             --            366             --           --
Issuance of shares in PADS acquisition                    6,473             65         24,355             --           --
Shareholder note receivable acquired through
PADS acquisition                                             --             --             --             --           --
Foreign currency translation adjustment                      --             --             --             --         (239)
Repurchase of common stock                                   --             --             --             --           --
Net loss                                                     --             --             --        (11,168)          --
                                                       --------         ------      ---------      ---------      -------
BALANCE, DECEMBER 30, 2000                               39,347      $     393      $ 116,047      $ (59,013)     $    50

Exercise of stock options                                   294              4            194             --           --
Issuance of stock under ESPP                                630              6          1,199             --           --
Amortization of stock compensation                           --             --             --             --           --
Foreign currency translation adjustment                      --             --             --             --         (731)
Repurchase of common stock                                   --             --             --             --           --
Net loss                                                     --             --             --        (42,637)          --
                                                       --------         ------      ---------      ---------      -------
BALANCE, DECEMBER 29, 2001                               40,271      $     403      $ 117,440      $(101,650)     $  (681)
                                                       ========         ======      =========      =========      =======


                                                       NOTES DUE
                                                          FROM         TREASURY     DEFERRED
                                                      STOCKHOLDERS      STOCK      COMPENSATION        TOTAL
                                                     -------------     --------    ------------     -----------
BALANCE, JANUARY 2, 1999                             $      --        $    --       $  (1,801)     $ (47,845)

Issuance of common stock                                    --             --              --          1,483
Compensation related to stock options                       --             --            (431)            --
Amortization of stock compensation                          --             --             531            531
Foreign currency translation adjustment                     --             --              --            151
Exercise of stock options                                 (927)            --              --             22
Net income                                                  --             --              --            259
                                                      --------         ------       ---------      ---------
BALANCE, JANUARY 1, 2000                              $   (927)        $   --       $  (1,701)     $ (45,399)

Exercise of stock options                                   --             --              --      $     742
Issuance of stock under ESPP                                --             --              --            197
Amortization of stock compensation                          --             --             588            588
Conversion of preferred shares to common stock              --             --              --            160
Effect of adjustment to Summit acquisition
exchange ratio                                              --             --              --            (77)
Shares issued in connection with merger of
Innoveda and Summit                                         --             --              --         80,965
Options granted for Summit merger                           --             --              --          4,882
Options granted under PADS acquisition                      --             --              --            366
Issuance of shares in PADS acquisition                      --             --              --         24,420
Shareholder note receivable acquired through PADS
acquisition                                                 (5)            --              --             (5)
Foreign currency translation adjustment                     --             --              --           (239)
Repurchase of common stock                                  --           (832)             --           (832)
Net loss                                                    --             --              --        (11,168)
                                                      --------         ------       ---------      ---------
BALANCE, DECEMBER 30, 2000                            $   (932)      $   (832)       $ (1,113)      $ 54,600

Exercise of stock options                                   --             --              --            198
Issuance of stock under ESPP                                --             --              --          1,205
Amortization of stock compensation                          --             --             587            587
Foreign currency translation adjustment                     --             --              --           (731)
Repurchase of common stock                                  --           (831)             --           (831)
Net loss                                                    --             --              --        (42,637)
                                                      --------       --------        --------       --------
BALANCE, DECEMBER 29, 2001                            $   (932)      $ (1,663)       $   (526 )     $ 12,391
                                                      ========       ========        ========       ========

See notes to consolidated financial statements.

                         INNOVEDA, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
      YEARS ENDED DECEMBER 29, 2001, DECEMBER 30, 2000 AND JANUARY 1, 2000
                                 (IN THOUSANDS)

                                                                                       YEAR ENDED
                                                                      -----------------------------------------
                                                                      DECEMBER 29,    DECEMBER 30,   JANUARY 1,
                                                                        2001             2000           2000
                                                                      ----------      ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                                    $(42,637)     $(11,168)     $    259

Adjustments to reconcile net income to net cash provided by (used in)
operating activities:
     Depreciation and amortization                                          19,217        15,333         3,998
     Non cash portion of restructuring and impairment costs                 34,445            --            --
     Compensation under stock option agreements                                587           588           531
     Write-off of in-process research and development                           --         5,453            --
     Tax benefit on stock option exercises                                     186            --            --

Changes in current assets and current liabilities:
     Accounts receivable                                                     5,179        (6,172)       (4,500)
     Prepaid and other assets                                               (1,183)        1,788        (1,532)
     Deferred income taxes                                                 (14,987)       (4,660)           70
     Accounts payable                                                            9        (2,250)        1,081
     Accrued compensation                                                   (2,217)        1,026           207
     Accrued expenses                                                         (916)        3,969        (1,274)
     Deferred revenue                                                       (3,557)         (545)        1,598
                                                                          --------      --------      --------
Net cash provided by (used in) operating activities                         (5,874)        3,362           438
                                                                          --------      --------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and equipment                                          (2,187)       (3,403)       (1,000)
Capitalized software costs                                                  (1,103)       (1,021)       (1,068)
Purchase of OmniView                                                            --            --        (1,153)
Purchase of Transcendent, net of cash acquired                                  --            --           285
Proceeds from sale of VirSim product                                            --         7,000            --
Cash acquired in acquisition of PADS, net of  purchase costs                    --         2,857            --
Cash acquired in acquisition of Summit, net of purchase costs                   --        27,036            --
Other                                                                           --            --          (300)
                                                                          --------      --------      --------
Net cash provided by (used in) investing activities                         (3,290)       32,469        (3,236)
                                                                          --------      --------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:

Payments of debt                                                            (3,550)      (15,070)       (2,250)
Proceeds from debt                                                              --            --         1,200
Proceeds from exercise of stock options and stock purchase plan              1,216           944            22
Repayments of capital lease obligations                                       (525)         (460)         (169)
Purchase of treasury stock                                                    (831)         (832)           --
                                                                          --------      --------      --------
Net cash used in financing activities                                       (3,690)      (15,418)       (1,197)
                                                                          --------      --------      --------
EFFECT OF EXCHANGE RATE CHANGES ON
CASH                                                                          (241)         (145)           39
                                                                          --------      --------      --------
NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS                                                           (13,095)       20,268        (3,956)
CASH AND CASH EQUIVALENTS, BEGINNING
OF YEAR                                                                     20,799           531         4,487
                                                                          --------      --------      --------
CASH AND CASH EQUIVALENTS, END OF
YEAR                                                                      $  7,704      $ 20,799      $    531
                                                                          ========      ========      ========



See notes to consolidated financial statements.

                         INNOVEDA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

1. NATURE OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES NATURE OF BUSINESS

    NATURE OF BUSINESS - Innoveda, Inc. (the "Company") operates in the United States and international markets developing, marketing and providing technical support for a comprehensive family of software tools used by engineers in the design of advanced electronic products and systems, and related services.

    BASIS OF PRESENTATION - Innoveda, Inc., a Delaware corporation, was created by the business combination of Summit Design, Inc. ("Summit") and Viewlogic Systems, Inc. ("Viewlogic") which was consummated on March 23, 2000. In addition, the Company subsequently acquired PADS Software, Inc. ("PADS") on September 22, 2000. The business combination of Summit with Viewlogic was effected by means of the merger of a wholly owned subsidiary of Summit with and into Viewlogic, with Viewlogic surviving as a wholly owned subsidiary of Summit. The business combination was accounted for as a reverse acquisition, as the former shareholders of Viewlogic owned the majority of the outstanding stock of Summit subsequent to the business combination. Therefore, for accounting purposes, Viewlogic is deemed to have acquired Summit. The business combination of Innoveda and PADS was accounted for as a purchase of PADS by Innoveda.

    All fiscal 1999 financial information presented herein, with the exception of pro forma results in Note 2, represents only the financial results for Viewlogic. The fiscal 2000 financial information presented in the consolidated statements of operations and the consolidated statements of cash flows represents the results for Viewlogic for the periods stated and includes the financial results for Summit commencing March 24, 2000, and the financial results for PADS commencing September 23, 2000.

    FISCAL YEAR - The Company's fiscal year is a 52-53-week year ending on the Saturday closest to December 31.

    USE OF ESTIMATES - The preparation of the Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures of certain assets and liabilities at the balance sheet date. Actual results may differ from such estimates.

    PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Innoveda, Inc. and its subsidiaries, all of which are wholly owned. All significant intercompany balances and transactions have been eliminated.

    FOREIGN CURRENCY TRANSLATION - The functional currency of international operations is deemed to be the local country's currency. Assets and liabilities of operations outside the United States are translated into United States dollars using current exchange rates at the balance sheet date. Results of operations are translated at average exchange rates prevailing during each period. Translation adjustments are included in other comprehensive income. Transaction gains and losses are recorded in the statement of operations.

    REVENUE RECOGNITION - Software revenue is recognized upon the shipment of the product provided that persuasive evidence of an arrangement exists, the arrangement fee is fixed and determinable and collection is probable. For arrangements involving multiple elements, the arrangement fee is allocated to each element based on vendor-specific objective evidence ("VSOE") of the fair value of the various elements. VSOE of fair value is determined based on the prices at which the elements are sold separately. If VSOE of fair value exists for all undelivered elements but not for the delivered element, the portion of the arrangement fee allocated to the delivered element is determined using the residual method. If VSOE of fair value does not exist for all of the undelivered elements, the arrangement fee is recognized ratably over the term of the arrangement. For term licenses of one year or less, which include post contract customer support, revenue is recognized ratably over the term of the agreement, unless the only support provided is telephone support, in which case the entire arrangement fee is recognized at the beginning of the term.

    Revenue from maintenance and support contracts is deferred and recognized ratably over the term of the service period. Revenue from training and consulting is recognized as the related services are provided.

    ALLOWANCE FOR DOUBTFUL ACCOUNTS - The Company maintains an allowance for doubtful accounts, which reflects our estimate of the amounts owed by customers that customers will be unable to pay. Management performs ongoing credit evaluations of its customers' financial condition and limits the amount of customer credit when deemed necessary.

    CONCENTRATION OF CREDIT RISK - The Company's trade receivables and investments do not represent a significant concentration of credit risk at December 29, 2001 due to the wide variety of customers and markets into which the Company's products are sold and their dispersion across many geographic areas.

    CASH EQUIVALENTS - The Company considers all short-term, highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

    Supplemental cash flow information is as follows (in thousands):

                                                                                     YEAR ENDED
                                                                     ---------------------------------------
                                                                     December 29,  December 30,   January 1,
                                                                        2001          2000          2000
                                                                     -----------   ------------   ----------
Cash paid for interest                                                $    449      $  1,131      $  1,645
Cash paid for (received from) income taxes                                (545)        2,576         1,543
Assets acquired under capital leases                                        --            --           898
Issuance of stock in OmniView acquisition                                   --            --           280
Acquisition of Transcendent:
           Fair value of assets acquired (including intangibles)            --            --         3,373
           Fair value of common stock issued                                --            --        (1,159)
           Fair value of Transcendent options assumed                       --            --           (44)
           Transaction costs                                                --            --          (354)
           Liabilities assumed                                              --            --         1,816
Acquisition of Summit Design:                                               --
           Fair value of assets acquired (including intangibles)            --        49,842            --
           Fair value of common stock issued                                --       (49,020)           --
           Fair value of Summit Design options assumed                      --        (4,882)           --
           Transaction costs                                                --        (1,136)           --
           Liabilities assumed                                              --        25,350            --
Acquisition of PADS Software                                                --
           Fair value of assets acquired (including intangibles)            --        54,306            --
           Fair value of common stock issued                                --       (23,870)           --
           Fair value of PADS options assumed                               --          (366)           --
           Transaction costs                                                --          (550)           --
           Liabilities assumed                                              --        35,438            --
Exercise of stock options through issuance of stockholders' notes           --            --           927


    PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets (three to five years). Equipment leased under capital leases is amortized over the lesser of its useful life or the lease term.

    CAPITALIZED SOFTWARE COSTS AND PURCHASED TECHNOLOGY - Certain software costs for products and product enhancements are capitalized after technological feasibility has been established. Amortization is provided over estimated lives of four years on a straight-line basis or based on the ratio of current revenues to the total expected revenues in a product's life, if greater. Accumulated amortization was $4,961 and $4,125 at December 29, 2001 and December 30, 2000, respectively. Amortization expense for the fiscal years ended December 29, 2001, December 30, 2000 and January 1, 2000 was $965, $1,013 and $966, respectively. Research and development costs and software development costs incurred before technological feasibility has been established are expensed as incurred.

    PURCHASED TECHNOLOGY AND OTHER INTANGIBLES - Purchased technology is being amortized over estimated lives ranging from three to four years. Accumulated amortization was $36,224 and $7,320 at December 29, 2001 and December 30, 2000, respectively. Amortization expense for the fiscal years ended December 29, 2001, December 30, 2000 and January 1, 2000 was $11,052, $7,031 and
    $656, respectively.

    GOODWILL AND OTHER ASSETS - Goodwill and other assets consist primarily of goodwill, which represents the excess of the purchase price over identifiable net assets acquired and is being amortized over seven years. Accumulated amortization at December 29, 2001 and December 30, 2000 was $20,503 and $3,085, respectively. Amortization expense for the fiscal years ended December 29, 2001, December 30, 2000 and January 1, 2000 was $3,362, $3,304 and $55, respectively.

    IMPAIRMENT OF LONG-LIVED ASSETS - The Company reviews its long-lived assets, including goodwill, purchased technology and other intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

    As part of the Company's review of financial results during the third quarter of 2001, the Company performed an assessment of the carrying values of intangible assets recorded in connection with the acquisitions of PADS Software and Summit Design. This assessment was performed as a result of the current economic downturn and industry trends impacting the Company's current operations and expected future growth rates. The conclusion of that assessment was that the decline in economic conditions within the Company's industry was significant and other than temporary. As a result, the Company recognized pre-tax charges of $32,945 representing write downs to record intangible assets at their estimated fair values. The impaired intangible assets include goodwill, purchased technology, workforce and customer base. The estimated fair value was based on expected future cash flows to be generated, discounted at a rate commensurate with the risks involved.

    INCOME TAXES - The Company provides for deferred income taxes based on the differences between the financial statement and tax basis of assets and liabilities using enacted rates in effect in the years in which the differences are expected to reverse. The Company establishes valuation allowances to offset temporary deductible differences, net operating loss carryforwards, and tax credits, which are not likely to be realized.

    FOREIGN EXCHANGE CONTRACTS - The Company enters into foreign exchange contracts as a hedge against certain accounts receivable denominated in foreign currencies. Market value gains and losses are recognized, and the resulting credit or debit offsets foreign exchange gains or losses on those receivables. Realized and unrealized gains and losses on foreign exchange contracts for the years ended December 29, 2001, December 30, 2000 and January 1, 2000 were insignificant. There were no outstanding foreign exchange contracts outstanding as of December 29, 2001.

    FAIR VALUE OF FINANCIAL INSTRUMENTS - Financial instruments held or used by the Company include cash and cash equivalents, accounts receivable, accounts payable, capital lease obligations, notes and line of credit payables, foreign exchange contracts, if any, and interest rate swap agreements. The fair values of these instruments, which could change if market conditions change, are based on management's estimates. Management believes that the carrying values of these instruments approximates their fair values.

    INTEREST RATE SWAP AGREEMENT - The net differential to be paid or received under the Company's interest rate swap agreement is accrued as interest rates change and is recognized over the life of the agreement. The Company's interest-rate swap agreement has been recorded at fair value. Changes in the fair value are either recognized periodically in earnings or in stockholders' equity as a component of comprehensive income, depending on whether the derivative financial instrument qualifies for hedge accounting. Changes in fair values that do not qualify for hedge accounting are reported in earnings.

    STOCK-BASED COMPENSATION - The Company accounts for stock-based employee compensation arrangements using the intrinsic value method in accordance with provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation."

    Stock-based compensation expense is amortized, using the multiple option method prescribed by Financial Accounting Standards Board Interpretation ("FIN") No. 28 over the option's vesting period.

    NEW ACCOUNTING PRONOUNCEMENTS - On January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133), which established accounting and reporting standards for derivative instruments. All derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. If the derivative is designated as a cash flow hedge, the effective portions of changes in fair value of the derivative are recorded in other comprehensive income and are recognized in the income statement when the hedged item affects earnings. Ineffective portions of changes in the fair value of cash flow hedges are recognized in earnings. Adoption of SFAS 133 did not have a material effect on the Company's consolidated financial position or results of operations.

    In August 2001, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and For Long-Lived Assets to be Disposed of" ("SFAS 121") and the accounting and reporting provisions of APB 30, for the disposal of a segment of a business. The Company will adopt SFAS No. 144 in the first quarter of fiscal 2002.

    In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations" and SFAS 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires that an entity account for business combinations using the purchase method and eliminates the pooling method. In addition, SFAS No. 141 provides guidance regarding the initial recognition and measurement of goodwill and other intangible assets. SFAS No.142 requires that goodwill no longer be amortized and instead be tested annually for impairment. The provisions of SFAS No. 141 apply to all business combinations initiated after June 30, 2001 and the provisions of SFAS No. 142 are required to be applied starting with fiscal years beginning after December 15, 2001. The Company will adopt SFAS No. 142 in the first quarter of fiscal 2002 and estimates that the effect of the adoption will be to reduce annual amortization expense by approximately $0.2 million.

    RECLASSIFICATION - Certain amounts in the prior year consolidated financial statements have been reclassified to conform with the current year presentation.

2.  ACQUISITIONS

    ACQUISITION BY INNOVEDA OF PADS - On June 2, 2000, Innoveda entered into a merger agreement with PADS. The merger was consummated on September 22, 2000. The merger agreement provided that a wholly owned subsidiary of Innoveda would merge with and into PADS, with PADS surviving as a wholly owned subsidiary of Innoveda following the merger. For the merger, Innoveda issued 6,473 shares of its common stock and paid approximately $1,976 to the PADS stockholders. PADS capital stock outstanding at the merger date was exchanged for shares of Innoveda common stock at the rate of approximately
    1.0 to 1.9 per share, plus $0.579 per share in cash. In addition, each outstanding option to purchase shares of PADS common stock was converted into an option to purchase 2.0355 shares of Innoveda common stock, and the option exercise prices were adjusted accordingly.

    The acquisition was accounted for under the purchase method of accounting. The operating results of PADS have been included in the accompanying consolidated financial statements from the date of acquisition. Under the purchase method of accounting, the acquired assets and assumed liabilities have been recorded at their estimated fair values at the date of acquisition. Goodwill and other intangibles in the amount of approximately $49,069 were capitalized. As a result of the acquisition, $3,053 relating to in-process research and development has been expensed. The goodwill and other intangibles are being amortized over estimated useful lives of three to seven years. In fiscal 2001, the Company recorded an impairment charge related to certain of the assets acquired (see Note 4).

    The valuation of the existing technology and in-process research and development was determined using the income method. Revenue and expense projections as well as technology assumptions were prepared through 2009. The projected cash flows were discounted using a 17% rate. The valuation of the in-process research and development was determined separately from all other acquired assets using the percentage of completion method. The percentage of completion ratio was calculated by dividing the total expenditures for each project by the total estimated expenditures.

    The value assigned to in-process technology relates primarily to three research projects, Power PCB Next Generation, BlazeDRE and ACT Manufacturing. During the first quarter of 2000, ACT Manufacturing was commercially released. BlazeDRE is expected to be commercially released during the second quarter of fiscal 2002 and Power PCB Next Generation has yet to reach technological feasibility. The nature of the efforts required to develop the in-process technologies into commercially viable products principally relate to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the products can be produced to meet their design specifications, including function, features and technical performance requirements.

    Below is a table of the PADS acquisition costs and the purchase price allocation:

Purchase price:
    Common stock                                                              $ 23,870
    Stock Options                                                                  366
    Cash payment to PADS stockholders                                            1,976
    Acquisition costs                                                              550
                                                                              --------
    Total purchase price                                                      $ 26,762
                                                                              ========

Purchase price allocation:
    Tangible net assets acquired                                              $    657
    Assumed debt                                                                (7,381)
    Deferred income taxes                                                      (18,208)
    Intangible net assets acquired:
    Purchased technology, assembled workforce,customer base, and trademarks     47,293
    Goodwill                                                                     1,776
    In-process research and development                                          3,053
    Estimated PADS related severance and shutdown cost                            (428)
                                                                              --------
    Total                                                                     $ 26,762
                                                                              ========

    Pursuant to the PADS merger agreement, Innoveda paid all of the assumed debt after the closing.

    The $428 accrued as estimated severance and shutdown costs included involuntary employee separations costs and facilities consolidations. The separation benefits related to one employee, in an administrative function at PADS' corporate headquarters. The facilities consolidation amount related primarily to sales offices to be closed as a result of the acquisition. All such costs have been paid.

    Innoveda recorded merger costs of approximately $493 in restructuring charges relating to the PADS merger. This was primarily comprised of severance payments related to one employee and exit costs to close Innoveda duplicative facilities as a result of the merger.

    BUSINESS COMBINATION OF VIEWLOGIC AND SUMMIT - On March 23, 2000, the stockholders of Viewlogic and the stockholders of Summit approved an Agreement and Plan of Reorganization. Summit was a publicly held company engaged in a business similar to that of Viewlogic. In connection with the business combination contemplated by the Agreement and Plan of Reorganization, (1) each share of Viewlogic common stock and preferred stock issued and outstanding at the effective time of the business combination was converted into 0.67928 (the "Exchange Ratio") of a share of Summit common stock, and (2) each option to purchase shares of Viewlogic Common Stock was converted into an option to purchase Summit common stock based on the Exchange Ratio. The name of the combined company was changed to Innoveda, Inc.

    The business combination was accounted for under the purchase method of accounting and was treated as a reverse acquisition, as the stockholders of Viewlogic received the larger portion of the voting interests in the combined company. Viewlogic was considered the acquirer for accounting purposes and recorded Summit's assets and liabilities based on their estimated fair values. The operating results of Summit have been included in the accompanying consolidated financial statements from the date of acquisition. Under the purchase method of accounting, the acquired assets and assumed liabilities have been recorded at their estimated fair values at the date of acquisition. Goodwill and other intangibles in the amount of approximately $38,137 were capitalized. As a result of the business combination, $2,400 relating to in-process research and development has been expensed. The goodwill and other intangibles are being amortized over estimated useful lives of three to seven years. In fiscal 2001, the Company recorded an impairment charge related to certain of the assets acquired (see
    Note 4).

    The valuation of the existing technology and in-process research and development was determined using the income method. Revenue and expense projections as well as technology assumptions were prepared through 2009. The projected cash flows were discounted using a 25% to 30% rate. The valuation of the in-process research and development was determined separately from all other acquired assets using the percentage of completion method. The percentage of completion ratio was calculated by dividing the total expected expenditures for each project by the total estimated expenditures to achieve technological feasibility.


    The value assigned to in-process technology related to two research projects, Visual HDL 2000 and Visual SLD. The nature of the effort required in the development of the in-process technologies into commercially viable products principally related to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the products can be produced to meet their design specifications, including function, features and technical requirements. Visual HDL 2000 represented a major rearchitecture of the two existing Visual HDL products. The new generation product integrates these two existing products along with a newly developed compiler. The Visual SLD research project represented the development of an entirely new product targeted at a customer base not previously approached for the Visual product line. These technologies were combined and commercially released during the fourth quarter of 2000 under the product name Visual Elite.

    Below is a table of Summit acquisition costs and the purchase price allocation (in thousands):

Purchase price:
    Common stock                   $49,020
    Stock options                    4,882
    Acquisition costs                1,136
                                   -------

    Total purchase price           $55,038
                                   =======
Purchase price allocation:

    Tangible net assets acquired   $28,089

           Assets impaired by the Merger                                     (750)
           Deferred income taxes                                          (11,492)
           Intangible net assets acquired:
           Purchased technology, assembled workforce,and customer base     23,200
           Goodwill                                                        14,937
           In-process research and development                              2,400
           Estimated Summit related severance and shutdown costs           (1,346)
                                                                         --------
    Total                                                                $ 55,038
                                                                         ========


    The $1,346 accrued as estimated severance and shutdown costs include involuntary employee separations costs and facilities consolidations. The separation benefits related to approximately thirty employees, concentrated in administrative functions at Summit's corporate headquarters. The facilities consolidation amount related primarily to Summit's corporate headquarters facility in Beaverton and other sales offices closed as a result of the acquisition. All such costs have been paid.

    Innoveda recorded approximately $2,243 in merger costs relating to the Summit business combination. This primarily included severance and other costs relating to the consolidation of duplicative facilities as a result of the business combination between Summit and Viewlogic. Other costs relating to property and equipment lease contracts (less any applicable sublease income) after the properties were abandoned, lease buyout costs, restoration costs associated with certain lease arrangements, and costs to maintain facilities during the period after abandonment are also included. Further action was taken to restructure the Innoveda sales and services business in Japan as a result of an exclusive distributor agreement during the first quarter of fiscal 2000. Charges associated with Japanese reorganization include severance and benefit continuance for approximately fourteen employees, costs associated with office closings and subsequent lease termination, and other facility and exit related costs.

    The following table presents the components of the merger costs accrued during the mergers with PADS and Summit and the charges against these reserves through December 29, 2001. All significant amounts have been paid.

                                                              YEAR ENDED
                                ----------------------------------------------------------------------
                                            DECEMBER 30, 2000                    DECEMBER 29, 2001
                                ----------------------------------------   ---------------------------
                                Total     Non-Cash   Amount      Accrual   Non-Cash    Amount  Accrual
                                Charge    Write-Off   Paid       Balance   Write-Off    Paid   Balance
                                ------    --------- --------     -------   ---------   ------  -------
PADS MERGER COSTS
Severance                       $  250     $   --     $  218     $   32     $   32     $   --   $  --
Non-cancelable commitments         199         --         29        170         --        170      --
Capitalized software                44         44         --         --         --         --      --
                                ------     ------   --------     ------     ------     ------   -----
                                $  493     $   44   $    247     $  202     $   32     $  170      --
                                ======     ======     ======     ======     ======     ======   =====
SUMMIT MERGER COSTS
Severance                       $  780     $   --   $    775     $    5     $    5     $   --   $  --
Non-cancelable commitments       1,389         --        707        682         --        682      --
Capitalized software                74         74         --         --         --         --      --
                                ------     ------   --------     ------     ------     ------   -----
                                $2,243     $   74     $1,482     $  687     $    5     $  682   $  --
                                ======     ======     ======     ======     ======     ======   =====
Totals                          $2,736     $  118     $1,729     $  889     $   37     $  852   $  --
                                ======     ======     ======     ======     ======     ======   =====

    The unaudited consolidated results of operations shown below are presented on a pro forma basis and represent the results of Viewlogic, Summit and PADS had the business combinations of these entities occurred at the beginning of the periods presented. This schedule includes all amortization and non-recurring charges for all entities for the periods shown.


                                YEAR ENDED
                       -------------------------------
                        DECEMBER 30,       JANUARY 1,
                           2000             2000
                       -----------      -----------
Revenue                $   115,404      $   109,434
                       ===========      ===========
Net loss               $   (19,312)     $   (13,010)
                       ===========      ===========
Net loss per share
      Basic            $     (0.50)    $      (0.34)
      Diluted          $     (0.50)    $      (0.34)


    The pro forma financial information is presented for informational purposes only and is not indicative of the operating results that would have occurred had the mergers been consummated as of the above dates, nor are they necessarily indicative of future operating results.

    On March 1, 1999, the Company purchased certain assets and intellectual property of OmniView, Inc. ("OmniView"). The purchase price consisted of $1,100 in cash, 272 shares of the Company's common stock and acquisition expenses. The purchase price was allocated to the assets acquired based on their fair values with $1,200 to purchased technologies and other intangibles.

    On August 9, 1999, the Company acquired Transcendent Design Technologies ("Transcendent"). Transcendent develops, markets and distributes electro-mechanical design and analysis software. The acquisition was accounted for under the purchase method. The purchase price for the acquisition was 492 shares of Viewlogic common stock, options to purchase 53 shares of Viewlogic common stock and $354 in direct acquisition costs. The purchase price was allocated to the acquired assets and liabilities based on their fair values with $2,700 to purchased technologies and other intangibles.

3.  DEBT

    CREDIT FACILITY - The Company had a $16,000 credit facility with a commercial bank consisting of a $6,000 revolving line of credit ("Line of Credit") and a $10,000 term loan ("Term Loan") (together, the "Credit Facility"). For the fiscal quarter ended June 30, 2001, the Company did not meet certain financial covenants under its Credit Facility. Effective September 29, 2001, the Company and the lender have amended the terms and conditions of its Term Loan and its Line of Credit to revise certain covenants and provide a waiver for past violations. Under this amendment, the Term Loan portion of the Credit Facility remains in place with the repayment schedule unchanged, and the Line of Credit portion of the Credit Facility has been reduced to approximately $431 to cover only existing letters of credit issued by the lender at the request of the Company. Borrowings under the Credit Facility are secured by substantially all of Innoveda's assets. The amended Credit Facility contains limitations on additional indebtedness and capital expenditures, and includes financial covenants, which include but are not limited to maintaining certain levels of profitability, deferred revenue, working capital ratio and debt service coverage ratio.

    Interest rates on the Line of Credit and the Term Loan are determined, at the option of the Company, for varying periods. The Company may elect to have the interest rate based on the bank's prime rate or based on the LIBOR rate at the time of the election, depending on the Company's leverage financial ratio, as defined, in the Credit Facility. The interest rate on the Line of Credit at December 30, 2000 was 10%. The interest rates on the Term Loan at December 29, 2001 and December 30, 2000 were 4.7% and 9.2%, respectively. Payments of principal outstanding under either the Line of Credit or the Term Loan expire by September 30, 2003. A payment of $1,000 is due in the first quarter of fiscal 2002. Successive payments of $1,000 are due each quarter through the fourth quarter of 2002, and $1,375 and $375 are due in the first and third quarters of fiscal 2003, respectively.

    As required under the Credit Facility, the Company entered into a no fee interest rate-swap agreement with a bank to reduce the impact of changes in interest rates on its floating rate Credit Facility. This agreement effectively converts the whole floating-rate obligation into a fixed-rate obligation of 7.4% for a period of 60 months, expiring on March 31, 2003. The notional principal amount of the interest rate-swap agreement is $5,750 as of December 29, 2001. The Company is exposed to credit loss in the event of nonperformance by the counterparties to the interest rate-swap agreement.


    Certain information with respect to line-of-credit borrowings is as follows:

                                              WEIGHTED AVERAGE     MAXIMUM AMOUNT     AVERAGE AMOUNT
                                                INTEREST RATE       OUTSTANDING         OUTSTANDING
                                              ----------------     --------------     --------------
Period December 31, 2000 to December 29, 2001          --                  --                --
Period January 2, 2000 to December 30, 2000           9.2%             $3,500              $407


    Under all debt agreements, minimum repayments are due as follows as of December 29, 2001:

FISCAL YEARS

2002            $4,000
2003             1,750
                ------

Total          $5,750
               ======

    The Credit Facility also calls for other mandatory repayments: (a) after the end of each fiscal year in the case that cash flow leverage, as defined in the Credit Facility, is greater than two times, 50% of the excess cash flow as defined in the Credit Facility, (b) upon availability of cash from the net proceeds of any sale of certain of the Company's assets, and (c) proceeds from settlements for casualty insurance policies greater than $250.

    Open interest rate contracts are reviewed regularly by the Company to ensure that they remain effective as hedges of interest rate exposure. The fair value obligation of the interest rate-swap agreement was approximately $159 as of December 29, 2001 and has been recorded as a liability.

    CAPITAL LEASES - The Company is obligated under capital leases for its phone system, computer equipment and software that will expire during fiscal 2002. The recorded value of the assets was $1,173 and $1,232 as of December 29, 2001 and December 30, 2000, respectively. The related accumulated amortization on these assets was $985 and $636 as of December 29, 2001 and December 30, 2000, respectively.

    Future aggregate minimum annual lease payments under capital leases at December 29, 2001 was $303 of which $33 represented interest and $270 represented principal to be paid by December 28, 2002.

4.  RESTRUCTURING COSTS AND IMPAIRMENT OF LONG-LIVED ASSETS

    In August 2001, Innoveda, in response to significant negative economic trends, implemented a restructuring and streamlining of company operations.

    IMPAIRMENT OF LONG-LIVED ASSETS

    The Company reviews the carrying value of intangible assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. If an impairment is indicated, the asset is written down to its estimated fair value. During the third quarter of 2001, the Company wrote down approximately $32,945 of impaired long-lived assets related to the goodwill, purchased technology, workforce and customer base associated with the acquisitions of PADS Software and Summit Design. Based on the declining historical and forecasted operating results of such intangible assets as they relate to earlier estimates and the general economic trends of the EDA industry as a whole, their estimated value to the Company has decreased. Based on the Company's expectation of future undiscounted net cash flows, these assets have been written-down to their net realizable value.

    RESTRUCTURING COSTS

    As a result of the restructuring, the Company recorded charges of $5,271. The restructuring costs include workforce reductions, closing facilities, reducing space in other facilities and asset write-downs.

    The restructuring program resulted in the reduction in workforce of approximately one hundred forty employees across all business functions and geographic regions. The workforce reductions were substantially completed by the end of the third quarter of 2001. The Company recorded a workforce reduction charge of $2,267 relating primarily to severance, fringe benefits and outplacement services.

    The Company also recorded a restructuring charge of $1,511 relating to lease terminations, non-cancelable lease costs, and excess facility space. These facility costs relate to business activities that have been exited or restructured. In addition, the restructuring charge includes an additional $408 in professional fees, travel expenses and other related costs incurred in connection with the restructuring activities and a $1,085 restructuring charge related to certain fixed assets that became impaired as a result of the decision to reduce the workforce and close facilities.

    The following table sets forth an analysis of the components of the restructuring and intangible asset impairment charges. The table indicates payments made against the reserve through December 29, 2001.

                              TOTAL      NON-CASH    AMOUNT   DECEMBER 29, 2001
                              ACCRUAL    WRITE-OFF   PAID      ACCRUAL BALANCE
                              -------    ---------   ------   -----------------
Impairment of intangibles     $32,945     $32,945       $--                 $--

Disposal of fixed assets                1,085       1,085        --          --
Severance and related expenses          2,267        --         2,152         115
Lease commitment and related fees       1,511        --           293       1,218
Other                                     408        --           201         207
                                      -------     -------     -------     -------
                                      $38,216     $34,030     $ 2,646     $ 1,540
                                      =======     =======     =======     =======

    All remaining amounts are expected to be paid by the end of fiscal 2002.

    PITTSBURGH OFFICE CLOSURE

    In May 2001, the Company closed an office in Pittsburgh, Pennsylvania and transferred the operations to other offices in the United States and overseas. The total charge of $594 consists of intangible asset and fixed asset impairment charges of $415, $64 of severance related to the termination of six employees and $115 of other costs incurred due to the closure. All remaining amounts are expected to be settled by the end of fiscal 2002.


                                                 TOTAL    NON-CASH     AMOUNT   DECEMBER 29, 2001
                                                ACCRUAL  WRITE-OFF      PAID     ACCRUAL BALANCE
                                                -------  ---------     -----    ------------------
Impairment of intangibles and fixed assets      $415      $415         $--          $--
Severance                                         64        --          64           --
Lease commitment                                  48        --          48           --
Other                                             67        --          33           34
                                                ----      ----        ----         ----
                                                $594      $415        $145         $ 34
                                                ====      ====        ====         ====

5.  STOCKHOLDERS' EQUITY

    PREFERRED STOCK - The Company has 5,000 shares of Preferred Stock authorized, of which there are no shares outstanding. The Board of Directors has the authority to issue these shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any unissued and undesignated shares of Preferred Stock and to fix the number of shares constituting any series and the designations of such series, without any future vote or action by the stockholders.

    REDEEMABLE, CONVERTIBLE PREFERRED STOCK - Viewlogic had authorized 22,000 shares of $.001 par value, redeemable, convertible preferred stock ("Preferred Stock") of which 17,000 were designated as Series A Voting Preferred Stock ("Series A") and 5,000 were designated as non-voting Series A-1 Preferred Stock ("Series A-1"). At January 1, 2000, 11,382 shares of Series A and 4,618 shares of Series A-1 were issued and outstanding. Effective with the business combination of Viewlogic and Summit, all Series A and Series A-1 shares were converted into shares of the Company's common stock.

    STOCK REPURCHASE PROGRAM - Under a stock repurchase program announced in October 2000, the Company was authorized to purchase up to 2,000 shares of its common stock from time to time on the open market or pursuant to negotiated and block transactions. The repurchased shares are being held as treasury shares and are authorized for use in the Company's stock option plans, employee stock purchase plans and for general corporate purposes. The authorization expired in October 31, 2001. The Company purchased 209 shares of common stock in 2001 at an aggregate cost of $831 and 341 shares of common stock in 2000 at an aggregate cost of $832.

    STOCK OPTION AND EMPLOYEE STOCK PURCHASE PLANS

    2000 STOCK INCENTIVE PLAN - On May 31, 2000 the Board of Directors adopted the Amended and Restated 2000 Stock Incentive Plan (the "2000 Plan"). On July 13, 2000, the stockholders approved the 2000 Plan. Under the 2000 Plan either shares of the Company's common stock or options to purchase shares of the Company's stock may be issued at the discretion of the Company's Board of Directors. The initial 4,500 shares authorized to be issued under the 2000 Plan increase automatically by 2,000 shares annually during the 2000 Plan's existence. In addition, up to 2,400 shares which were previously available for issuance under the Summit Design 1994 Stock Plan, the Summit Design 1997 Non-Statutory Stock Plan and the Viewlogic Systems, Inc. 1998 Stock Incentive Plan (collectively, the "Prior Plans") may be issued under the 2000 Plan. No more than 500 shares of stock can be awarded to a single employee in any calendar year. Options generally vest over a period of four years and expire after ten years. Options granted to certain officers are exercisable when granted;

    however, the shares are subject to repurchase rights by the Company at the exercise price. The Company's right to repurchase the shares generally lapses ratably over four years.

    1998 STOCK INCENTIVE PLAN - The Company has the Viewlogic Systems, Inc. 1998 Stock Incentive Plan (the "1998 Plan"). Under the 1998 Plan, the Company may issue stock or options to purchase shares at the discretion of the Company's Board of Directors. The initial 4,521 shares authorized to be issued under the 1998 Plan increase automatically by five percent of the original shares authorized annually during the 1998 Plan's existence. No more than 883 shares of stock can be awarded to a single employee in any calendar year. Options generally vest over a period of four years and expire after ten years. Options granted to certain officers are exercisable when granted; however, the shares are subject to repurchase rights by the Company at the exercise price. The Company's right to repurchase the shares generally lapses ratably over four years.

    OTHER STOCK OPTION PLANS - The Company has the Incentive Stock Option Plan ("1994 Plan"), 1996 Director Option Plan (the "Director Plan") and the 1997 Non-statutory Stock Option Plan ("Non-statutory Plan") pursuant to which the Company may grant options to employees and consultants. Under the terms of the 1994 Plan, the option price is determined as the fair value of the Company's common stock at the time the option is granted. Under the 1994 Plan, 3,447 shares of common stock are authorized for issuance. Options generally vest 25% twelve months after the date of grant and the remainder at 1/48th of the grant amount in each successive month thereafter. Options expire no later than 10 years after the date of grant. Options granted under the Non-statutory Plan will be non-statutory stock options and are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Non-statutory options generally vest 25% twelve months after the date of grant and the remainder at 1/48th of the grant amount in each successive month thereafter. Options expire no later than 10 years after the grant date.

    There were 1,519 shares of common stock reserved for the grant of stock options under all Plans at December 29, 2001, subject to certain limitations as discussed above.

           The following is a summary of option activity under all plans:

                                                         Weighted-
                                             Number       Average
                                               of         Exercise
                                             Shares        Price
                                             ------      --------
Outstanding at January 2, 1999                3,674      $   0.49
      Granted                                   469          1.00
      Exercised                              (1,955)         0.49
      Assumed Transcendent options               57          2.25
      Forfeited                                (225)         0.60
                                             ------
Outstanding at January 1, 2000                2,020          0.65
      Granted                                 3,753          3.42
      Exercised                                (504)         1.35
      Assumed options from acquisitions       2,715          4.42
      Forfeited                              (1,286)         3.36
                                             ------
Outstanding at December 30, 2000              6,698          3.17
      Granted                                 5,320          1.63
      Exercised                                (292)          .57
      Forfeited                              (1,678)         3.11
                                             ------
Outstanding at December 29, 2001             10,048      $   2.46
                                             ======


    The following are the shares exercisable at the corresponding weighted average exercise price at December 29, 2001, December 30, 2000 and January 1, 2000, respectively: 3,412 at $3.20, 1,807 at $3.37 and 479 at $0.68. The
    weighted-average grant date fair value for options granted for the years ended December 29, 2001, December 30, 2000 and January 1, 2000 was $1.46, $2.28 and $1.31, respectively.

    At December 29, 2001, 2,809 shares issued upon the exercise of options by certain officers of the Company were subject to repurchase by the Company at the exercise price.

    The following table sets forth information regarding options outstanding as of December 29, 2001:

            OPTIONS OUTSTANDING                            OPTIONS EXERCISABLE
            -------------------                            --------------------
                                     WEIGHTED-
                                     AVERAGE       WEIGHTED-                     WEIGHTED
                                    CONTRACTUAL    AVERAGE                        AVERAGE
     RANGE OF                       PERIODS IN     EXERCISE                      EXERCISE
  EXERCISE PRICES       SHARES        YEARS         PRICE         SHARES           PRICE
  ---------------     ----------    -----------   --------       -------        ----------
   0.31 - 0.67             808         7.02         0.50             551           0.49
   0.80 - 1.99           3,223         9.54         1.13            3.49           0.99
   2.06 - 2.95           2,936         8.84         2.39             880           2.44
   3.00 - 3.98           2,213         8.21         3.51           1,077           3.50
   4.00 - 5.57             513         8.28         4.78             222           4.92
   6.50 - 7.45              49         7.39         6.77              33           6.74
   8.13 - 8.44              71         5.92         8.16              66           8.14
  9.00 - 17.00             235         5.71        10.84             234          10.84
                      --------                                    ------
                        10,048                                     3,412
                      --------                                    ------


    For financial reporting purposes, the deemed fair value of the common stock at the dates of grants resulted in deferred compensation expense of $431 for the year ended January 1, 2000 and $1,918 for the year ended January 2, 1999. These charges are being recognized ratably over the vesting period. Compensation expense recognized amounted to $587, $588 and $531 for the years ended December 29, 2001, December 30, 2000 and January 1, 2000, respectively.

    2000 EMPLOYEE STOCK PURCHASE PLAN - On May 16, 2000, the Company adopted the 2000 Employee Stock Purchase Plan ("2000 Purchase Plan"). The 2000 Purchase Plan, which is intended to qualify under Section 423 of the Internal Revenue code, permits eligible employees of the Company to purchase common stock through payroll deductions of up to 10% of their base salary up to a maximum of $25 of common stock for all purchase periods ending within any calendar year. The price of common stock purchased under the 2000 Purchase Plan will be 85% of the lower of the fair market value of the common stock on the first day of each 24-month offering period or the last day of the applicable six-month purchase period. The Company reserved 700 shares of common stock for issuance under the 2000 Purchase Plan, all of which are expected to have been purchased by March 1, 2002. The Company plans to seek in 2002 Board of Director and shareholder approval for an additional 1,100 shares to be reserved for issuance under the plan.

    PRO FORMA DISCLOSURES - As described in Note 1, the Company applies the intrinsic value method of APB Opinion No. 25 and related interpretations in accounting for its stock option plans. Had compensation cost been determined based on the fair value at the grant dates consistent with the method required by FASB Statement 123, the Company's net income (loss) and net income (loss) per share would have been:

                                          YEAR ENDED
                         --------------------------------------------
                          DECEMBER 29,    DECEMBER 30,     JANUARY 1,
                             2001            2000            2000
                          ----------      -----------      ----------
Net income (loss)         $  (44,415)     $  (11,948)     $   197

Net income (loss) per
   common share
Basic                          (1.13)          (0.42)        0.05


Diluted                        (1.13)          (0.42)        0.01



    For purposes of the pro forma disclosures, the fair value of the options granted under the Company's stock option plans was estimated on the date of grant using the Black-Scholes option pricing model.

    Key assumptions used to apply this pricing model are as follows for the periods presented:

                                                                     YEAR ENDED
                                                -------------------------------------------------------
                                                DECEMBER 29,        DECEMBER 30,           JANUARY 1,
                                                    2001               2000                   2000
                                                ------------        -------------         -------------

Risk-free interest rate                          5.2% - 6.7%          5.2% - 6.7%          5.3% - 6.3%
Expected life of option grants                      4 years              4 years              4 years
Expected volatility of underlying stock                  97%                  90%                  59%
Expected dividend payment rate                           --                   --                   --


6. INCOME TAXES

     The components of income (loss) before income taxes consisted of the following:

                                                             YEAR ENDED
                                              ----------------------------------------
                                              DECEMBER 29,   DECEMBER 30,   JANUARY 1,
                                                 2001          2000          2000
                                               --------      --------      --------
Domestic                                       $(52,084)     $ (8,483)       $    124
Foreign                                          (4,252)         (876)            416
                                               --------      --------        --------

Total Income (Loss) Before Taxes               $(56,336)     $ (9,359)       $    540
                                               ========      ========        ========


    The provision (benefit) for income taxes consisted of the following:

                                                             YEAR ENDED
                                              ----------------------------------------
                                              DECEMBER 29,   DECEMBER 30,   JANUARY 1,
                                                 2001          2000          2000
                                               --------      --------      --------
Current:
      Federal                                  $    977      $  6,717        $ --
      State                                         331          --            --
      Foreign                                      (543)          472           250
                                               --------      --------      --------
Total                                               765         7,189           250

Deferred:
      Federal                                   (12,570)       (5,380)           51
      State                                      (2,038)         --            --
      Foreign                                       144          --             (20)
                                               --------      --------      --------
Total                                           (14,464)       (5,380)           31

Total provision (benefit) for income taxes     $(13,699)     $  1,809        $  281
                                               ========      ========      ========

    A reconciliation between the statutory U.S. federal income tax and the Company's effective tax rate for the respective years is as follows:

                                                             YEAR ENDED
                                              ----------------------------------------
                                              DECEMBER 29,  DECEMBER 30,   JANUARY 1,
                                                 2001          2000          2000
                                              -----------   -----------    ----------
U.S. federal statutory rate%                    (35.0)%      (35.0)%         35.0%
State taxes -- net of federal tax benefit        (1.0)        (4.0)          --
Foreign taxes                                     2.1          5.0           15.6
Goodwill amortization                             7.4         21.6            --
In-process research and development               --          22.7            --
Amortization of stock compensation                0.4          2.4            --
Other items                                       1.8          6.6            1.4
                                                -----         ----           ----
Total%                                          (24.3)%       19.3%          52.0%
                                                =====         ====           ====


    Deferred tax assets and liabilities consisted of the following:

                                                               YEAR ENDED
                                                  --------------------------------------
                                                  DECEMBER 29,  DECEMBER 30,   JANUARY 1,
                                                     2001          2000          2000
                                                  ---------     -----------    ---------
Current assets:

      Accounts receivable                          $    764      $  1,871      $    537
      Deferred compensation                             427         1,561           504
      Foreign net operating loss carryforwards        1,050         1,123           301
      Depreciation and amortization                   1,044         1,061            --
      In-process research and development                --           949            --
      Deferred revenue                                  408            --            --
      Other items                                       267            61            --
                                                   --------      --------      --------
Total current assets                               $  3,960      $  6,626      $  1,342
                                                   --------      --------      --------

      Noncurrent liabilities:
      Purchased technology                         $  8,749      $ 24,516      $    993
      Capitalized software costs                        901         2,233           822
      Depreciation and amortization                      --           230           530
      Deferred revenues                                  --           212            --
      Other                                             363           451            48
                                                   --------      --------      --------
Total liabilities                                  $ 10,013      $ 27,642      $  2,393
                                                   --------      --------      --------
Total net tax deferred liability                   $ (6,053)     $(21,016)     $ (1,051)
                                                   ========      ========      ========


    No valuation allowance is required as the deferred tax assets are expected to be fully realized.

 7. COMMITMENTS AND CONTINGENCIES

    LEASES - The Company leases its principal office facilities and certain computer equipment under non-cancelable operating leases expiring on various dates through 2006. The Company's headquarters office lease is through 2002. The lease includes three two-year renewal options to extend the lease through 2008. The lease contains a three-month rental abatement and a rental escalation clause, the effects of which are being recognized ratably over the lease term. At December 29, 2001, future minimum lease payments under these non-cancelable leases were approximately as follows: 2002, $4,732; 2003, $2,836; 2004, $1,852; 2005, $1,456; and 2006, $272. The
    Company leases other office facilities under operating lease agreements for which lease terms are one year or less. Total rent expense was approximately $4,569, $3,572 and $2,232 for the years ended December 29, 2001, December 30, 2000 and January 1, 2000, respectively.

    CONTINGENCIES - The Company is involved in certain legal proceedings which have arisen in the ordinary course of business. Management believes the outcome of these proceedings will not have a material adverse impact on the Company's consolidated financial condition or operating results.

 8. RELATED PARTY TRANSACTIONS

    SALE OF VIRSIM PRODUCT LINE - On July 28, 2000, the Company entered into an agreement with Synopsys, Inc. By virtue of its ownership interest in the Company, Synopsys may be deemed to be affiliated with Innoveda. Synopsys agreed to acquire Innoveda's VirSim electronic design software tool and certain related assets for a purchase price of $7,000. The sale was completed on August 2, 2000. There was no gain or loss on the sale as the proceeds were offset by the related write-off of the goodwill and other intangible assets that were recorded from the business combination of Summit and Viewlogic in March 2000. This transaction resulted in an additional tax provision of approximately $1,500 in 2000.

    ROYALTY AGREEMENTS - On October 2, 1998, the Company entered into two OEM agreements with Synopsys pursuant to which the Company has the right to resell certain Synopsys software. The agreements are for two and three years and are automatically renewed on a year-to-year basis thereafter. Under these agreements, the Company paid royalties to Synopsys of $1,315, $2,279, and $1,890 for the years ended December 29, 2001, December 30, 2000 and January 1, 2000, respectively. In fiscal 2001, the two year agreement with Synopsys was renewed. The three year agreement with Synopsys was terminated in fiscal 2001.

    MINORITY STOCKHOLDERS - The minority stockholder in PADS Asia, a subsidiary of the Company, is entitled to receive annually a performance bonus based on PADS Asia's operations. The bonus amounted to $72 for the year ended December 30, 2000. At December 29, 2001 and December 30, 2000, total amounts payable to minority stockholders amounted to $57 and $66, respectively. Additionally, PADS Asia had sales to the minority stockholder of $67 for the year ended December 30, 2000.

    OTHER RELATED PARTY TRANSACTIONS - Expensed fees for contract software development paid to an employee-owned company amounted to $1,913 and $429 for years ended December 29, 2001 and December 30, 2000, respectively.

    In connection with the exercise of certain stock options, the Company became the holder of a promissory note made by each of the executive officers listed below. The notes bear no interest and are secured by a pledge of the restricted shares issued upon the exercise of those stock options. Each note must be repaid prior to the sale of the shares securing that note, and in any event within three months after termination of the executive's employment with the Company. In the event of default under the promissory note, if the value of the restricted shares is not sufficient to insure full payment of the promissory note, the maximum liability of each individual is limited to the lesser of one-half of the original principal amount of their promissory note and the then current balance under the promissory note. Throughout fiscal 2001 and 2000, the principal balance of each promissory note was $418 for Mr. Herman, Chief Executive Officer; $330 for Mr. Lucier, President; $22 for Ms. Cassidy, Vice-President of Human Resources; $69 for Mr. Johnson, Vice-President of Business Development and Chief Legal Officer and $88 for Mr. O'Brien, Vice-President and Chief Financial Officer.

 9. QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following tables sets forth selected quarterly financial information:


                                                             QUARTERS ENDED
                                          ---------------------------------------------------------
                                          December 29,  September 29,     June 30,        March 31,
                                             2001           2001           2001             2001
                                          ------------  ------------    -----------      ----------

Revenue                                    $ 22,050       $ 20,032      $    22,077      $   27,258
Operating income (loss)                         129        (44,083)          (8,885)         (3,059)


Net income (loss)                               958       (34,751)             (6,737)         (2,107)
Net income (loss) per share -- Basic           0.02         (0.89)              (0.17)          (0.05)
Net income (loss) per share -- Diluted         0.02         (0.89)              (0.17)         ((0.05)

                                                             QUARTERS ENDED
                                          ---------------------------------------------------------
                                          December 30,  September 30,     July 1,         April 1,
                                             2000           2000           2000             2000
                                          ------------  ------------    -----------      ----------
Revenue                                    $ 30,811      $ 23,103      $ 21,560      $ 14,385
Operating income (loss)                         (16)       (2,878)         (944)       (5,199)

Net income (loss)                            (1,243)       (4,814)         (669)       (4,442)
Net income (loss) per share -- Basic          (0.03)        (0.14)        (0.02)        (0.57)
Net income (loss) per share -- Diluted        (0.03)        (0.14)        (0.02)        (0.57)


10. SEGMENT INFORMATION

    SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision-maker, or decision-making group, in making decisions on how to allocate resources and assess performance. The Company's chief operating decision-makers, as defined under SFAS No. 131, is its executive management team.

    The Company views its operations and manages its business as principally one segment with three distinct product groups: Printed Circuit Board Design ("PCB"), System Level Design ("SLD"), and Electromechanical Design ("EM"). Due to mid-year acquisitions in 2000 which, in part, created the distinct product groups, it is not practicable to present periods prior to the year ended December 29, 2001, for the current product lines on this basis. Revenues for each of the categories for the fiscal year ended December 29, 2001 are as follows:

                        PRINTED       SYSTEM       ELECTRO-
                     CIRCUIT BOARD    LEVEL       MECHANICAL
                        DESIGN        DESIGN         DESIGN      CONSOLIDATED
                     -------------    -------     ----------     ------------
REVENUE:
Software                $32,882       $ 9,913       $ 1,671       $44,466
Services and other       30,080        14,144         2,727        46,951
                        -------       -------       -------       -------
      Total revenue     $62,962       $24,057       $ 4,398       $91,417

    Revenue consists of software sales, maintenance, and services. Summarized information about the Company's operations by geographic area for the periods stated are as follows:

                            NORTH
                            AMERICA     EUROPE       JAPAN    CONSOLIDATED
                            -------     -------     -------   ------------
December 29, 2001:
      Revenue               $60,520     $21,299     $ 9,598     $91,417
      Long-lived assets     $33,135     $ 1,842     $    31     $35,008

December 30, 2000:
      Revenue               $65,979     $11,740     $12,140     $89,859
      Long-lived assets     $83,123     $ 1,966     $    50     $85,139


January 1, 2000:
      Revenue               $40,225     $ 8,820     $ 4,454     $53,499
      Long-lived assets     $10,455     $   284     $   593     $11,332


    No customer accounted for more than 10% of revenue for the years ended December 29, 2001, December 30, 2000 and January 1, 2000.

11. RETIREMENT SAVINGS PLAN

    The Company has a 401(k) retirement savings plan under which domestic employees are allowed to contribute a certain percentage of their pay. The Company matches 50% of employee elected pretax contributions, up to an annual maximum. In addition, as part of the PADS and Summit mergers, the Company acquired the former 401(k) retirement plans from those companies. No further employee contributions were accepted after the respective merger dates. Employer contributions for all plans amounted to $643, $235 and $286, respectively, for the years ended December 29, 2001, December 30, 2000 and January 1, 2000.

12. EARNINGS PER SHARE

    Basic earnings per share is calculated using the weighted average number of common shares outstanding. Diluted earnings per share is computed on the basis of the weighted average number of common shares outstanding plus the effect, if dilutive, of outstanding stock options using the treasury stock method and the assumed conversion of preferred stock. Although Summit Design is the surviving legal entity after the March 2000 business combination and the legal acquirer, for accounting purposes the Summit Design business combination was treated as an acquisition of Summit Design by Viewlogic. The weighted average number of common shares outstanding has been adjusted for all periods reported in the table below to reflect the Summit Design exchange ratio of 0.67928.


                                                                       YEAR ENDED
                                                       ----------------------------------------
                                                       DECEMBER 29,   DECEMBER 30,  JANUARY 1,
                                                          2001          2000          2000
                                                       ------------   ----------    ----------
Net Income (loss)                                       $(42,637)     $(11,168)     $    259
                                                        ========      ========      ========

Weighted-average number of shares- basic                  39,224        28,252         3,938
Assumed number of shares issued from:
           Dilutive effects of stock options                --            --             780
           Assumed conversion of Preferred Stock            --            --          10,868
                                                        --------      --------      --------

Weighted-average number of shares - diluted               39,224        28,252        15,586
                                                        ========      ========      ========

Net income (loss) per share -- (basic)                  $  (1.09)     $  (0.40)     $   0.07
                                                        ========      ========      ========

Net income (loss) per share - diluted                   $  (1.09)     $  (0.40)     $   0.02
                                                        ========      ========      ========


    For the years ended December 29, 2001, December 30, 2000 and January 1, 2000, there were 6,056, 6,698 and 1,239 anti-dilutive weighted average potential common shares, respectively, not included in the table above.